As filed with the Securities and Exchange Commission on August 10, 2006
                                                     Registration No. 333-_____
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------

                        PIONEER NATURAL RESOURCES COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                      75-2702753
  (State or Other Jurisdiction of                       (I.R.S. Employer
  Incorporation or Organization)                      Identification No.)

                          5205 North O'Connor Boulevard
                                    Suite 200
                               Irving, Texas 75039
          (Address of Principal Executive Offices, Including Zip Code)
                              --------------------
           PIONEER NATURAL RESOURCES COMPANY LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                                  Mark S. Berg
                        Pioneer Natural Resources Company
                          5205 North O'Connor Boulevard
                                    Suite 200
                               Irving, Texas 75039
                                 (972) 444-9001

            (Name, Address and Telephone Number of Agent For Service)
                                    copy to:
                                Robert L. Kimball
                             Vinson & Elkins L.L.P.
                          2001 Ross Avenue, Suite 3700
                            Dallas, Texas 75201-2975
                                 (214) 220-7700

                         CALCULATION OF REGISTRATION FEE
=========================================================================================================
                                                     Proposed            Proposed
  Title of securities             Amount to be    maximum offering   maximum aggregate      Amount of
   to be registered              registered (1)   price per share     offering price    registration fee
------------------------------- ---------------- ------------------ ------------------- -----------------

Common stock, $0.01 par
value per share..........        200,000 shares     $ 44.605 (2)     $8,921,000.00 (2)      $ 954.55
------------------------------- ---------------- ------------------ ------------------- -----------------

Rights to purchase shares of           (3)               (3)                (3)                (3)
Series A Junior Participating
Preferred Stock
------------------------------- ---------------- ------------------ ------------------- -----------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered such additional and indeterminate number of shares of common stock of Pioneer Natural Resources Company and associated rights to purchase shares of Series A Junior Participating Preferred Stock as may become issuable because of changes resulting from stock dividends, stock splits and similar changes and pursuant to the antidilution provisions of the Long Term Incentive Plan.

(2) Estimated solely for purposes of calculating the registration fee and, in accordance with Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended. The price for 200,000 shares being registered hereby is based on a price of $44.605, the average of the high and low trading prices of the common stock of Pioneer Natural Resources Company on the New York Stock Exchange on August 7, 2006.

(3) These rights are initially carried and traded with the common stock of Pioneer Natural Resources Company. Value attributable to such rights, if any, is reflected in the market price of the common stock.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This registration statement ("Registration Statement") is being filed, in accordance with General Instruction E to Form S-8, to register additional shares of common stock, $0.01 par value per share, of Pioneer Natural Resources Company (the "Company" or "Registrant") that may be issued under the Company's Long-Term Incentive Plan (as amended, the "Plan"). The contents of the Company's registration statement on Form S-8 filed on September 8, 1997 (File Number 333-35087), as amended on May 16, 2002 (File Number 333-88438), relating to the Plan are hereby incorporated by reference to this Registration Statement.

Exhibits.

     Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Securities and Exchange Commission (the "Commission"), each of the following exhibits is filed herewith:

      3.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 (No. 333-26951) filed with the Commission on June 26, 1997).

      3.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K (No. 001-13245) filed with the Commission on February 17,
               2006).

      4.1 Pioneer Natural Resources Company Long-Term Incentive Plan (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 (File No. 333-35087) filed with the Commission on September 8, 1997).

      4.1.1 First Amendment to Pioneer Natural Resources Company Long-Term Incentive Plan, effective as of November 23, 1998 (incorporated by reference to Exhibit 10.72 to the Company's Annual Report on Form 10-K for the period ended December 31, 1999 (File No. 001-13245) filed with the Commission on March 2, 2000).

      4.1.2 Amendment No. 2 to Pioneer Natural Resources Company Long-Term Incentive Plan, effective as of May 20, 1999 (incorporated by reference to Exhibit 10.73 to the Company's Annual Report on Form 10-K for the period ended December 31, 1999 (File No. 001-13245) filed with the Commission on March 2, 2000).

      4.1.3 Amendment No. 3 to Pioneer Natural Resources Company Long-Term Incentive Plan, effective as of February 17, 2000 (incorporated by reference to Exhibit 10.76 to the Company's Annual Report on Form 10-K for the period ended December 31, 1999 (File No. 001-13245) filed with the Commission on March 2, 2000).

      4.1.4 Amendment No. 4 to Pioneer Natural Resources Company Long-Term Incentive Plan, effective as of November 20, 2003 (incorporated by reference to Exhibit 10.5 to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2005 (File No. 001-13245) filed with the Commission on May 6, 2005).

      4.1.5 Amendment No. 5 to Pioneer Natural Resources Company Long-Term Incentive Plan, effective as of May 12, 2004 (incorporated by reference to Exhibit 10.6 to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2005 (File No. 001-13245) filed with the Commission on May 6, 2005).

      4.1.6 Amendment No. 6 to Pioneer Natural Resources Company Long-Term Incentive Plan, effective as of December 17, 2004 (incorporated by reference to Exhibit 10.7 to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2005 (File No. 001-13245) filed with the Commission on May 6, 2005).

      5.1      Opinion of Vinson & Elkins L.L.P.

      23.1     Consent of Ernst & Young LLP.

      23.2     Consent of Netherland, Sewell & Associates, Inc.

      23.3 Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 to this registration statement).

      24.1 Power of Attorney (included on the signature pages of this registration statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on August 10, 2006.

                                         PIONEER NATURAL RESOURCES COMPANY


                                         By: /s/ Scott D. Sheffield
                                             --------------------------------
                                                  Scott D. Sheffield
                                                  Chairman of the Board and
                                                  Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark S. Berg and Richard P. Dealy, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                           Title                     Date
       ---------                           -----                     ----

/s/ Scott D. Sheffield
--------------------------
    Scott D. Sheffield           Chairman of the Board and       August 10, 2006
                                  Chief Executive Officer
                               (Principal Executive Officer)

/s/ Richard P. Dealy
--------------------------
    Richard P. Dealy            Executive Vice President and     August 10, 2006
                                  Chief Financial Officer
                               (Principal Financial Officer)

/s/ Darin G. Holderness
--------------------------
    Darin G. Holderness               Vice President and         August 10, 2006
                                  Chief Accounting Officer
                               (Principal Accounting Officer)

/s/ James R. Baroffio
--------------------------
    James R. Baroffio                      Director              August 10, 2006

/s/ Edison C. Buchanan
--------------------------
    Edison C. Buchanan                     Director              August 9, 2006

/s/ R. Hartwell Gardner
--------------------------
    R. Hartwell Gardner                    Director              August 10, 2006

/s/ Linda K. Lawson
--------------------------
    Linda K. Lawson                        Director              August 10, 2006

/s/ Andrew D. Lundquist
--------------------------
    Andrew D. Lundquist                    Director              August 3, 2006

/s/ Charles E. Ramsey, Jr.
--------------------------
    Charles E. Ramsey, Jr.                 Director              August 10, 2006

/s/ Frank A. Risch
--------------------------
    Frank A. Risch                         Director              August 10, 2006

/s/ Mark S. Sexton
--------------------------
    Mark S. Sexton                         Director              August 10, 2006

/s/ Robert A. Solberg
--------------------------
    Robert A. Solberg                      Director              August 8, 2006

/s/ Jim A. Watson
--------------------------
    Jim A. Watson                          Director              August 2, 2006

                                INDEX TO EXHIBITS

Exhibit
Number        Description

   3.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 (No. 333-26951) filed with the Commission on June 26, 1997).

   3.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K (No. 001-13245) filed with the Commission on February 17,
              2006).

   4.1 Pioneer Natural Resources Company Long-Term Incentive Plan (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 (File No. 333-35087) filed with the Commission on September 8, 1997).

   4.1.1 First Amendment to Pioneer Natural Resources Company Long-Term Incentive Plan, effective as of November 23, 1998 (incorporated by reference to Exhibit 10.72 to the Company's Annual Report on Form 10-K for the period ended December 31, 1999 (File No. 1-13245) filed with the Commission on March 2, 2000).

   4.1.2 Amendment No. 2 to Pioneer Natural Resources Company Long-Term Incentive Plan, effective as of May 20, 1999 (incorporated by reference to Exhibit 10.73 to the Company's Annual Report on Form 10-K for the period ended December 31, 1999 (File No. 1-13245) filed with the Commission on March 2, 2000).

   4.1.3 Amendment No. 3 to Pioneer Natural Resources Company Long-Term Incentive Plan, effective as of February 17, 2000 (incorporated by reference to Exhibit 10.76 to the Company's Annual Report on Form 10-K for the period ended December 31, 1999 (File No. 1-13245) filed with the Commission on March 2, 2000).

   4.1.4 Amendment No. 4 to Pioneer Natural Resources Company Long-Term Incentive Plan, effective as of November 20, 2003 (incorporated by reference to Exhibit 10.5 to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2005 (File No. 001-13245) filed with the Commission on May 6, 2005).

   4.1.5 Amendment No. 5 to Pioneer Natural Resources Company Long-Term Incentive Plan, effective as of May 12, 2004 (incorporated by reference to Exhibit 10.6 to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2005 (File No. 001-13245) filed with the Commission on May 6, 2005).

   4.1.6 Amendment No. 6 to Pioneer Natural Resources Company Long-Term Incentive Plan, effective as of December 17, 2004 (incorporated by reference to Exhibit 10.7 to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2005 (File No. 001-13245) filed with the Commission on May 6, 2005).

   5.1        Opinion of Vinson & Elkins L.L.P.*

   23.1       Consent of Ernst & Young LLP.*

   23.2       Consent of Netherland, Sewell & Associates, Inc.*

   23.3 Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 to this registration statement).*

   24.1 Power of Attorney (included on the signature pages of this registration statement).*

*filed herewith.